EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: J. Eric Bjornholt -- CFO..... (480) 792-7804

MICROCHIP TECHNOLOGY ANNOUNCES FINANCIAL RESULTS
FOR FIRST QUARTER OF FISCAL YEAR 2020

•	For the quarter ended June 30, 2019

◦	Net sales of $1.323 billion, down 0.5% sequentially and up 9.1% from the year ago quarter. The midpoint of our guidance provided on May 7, 2019 was net sales of $1.33 billion.

◦
On a GAAP basis: gross margin of 61.6%; operating income of $171.6 million; net income of $50.7 million; and EPS of $0.20 per diluted share. Our guidance provided on May 7, 2019 was GAAP EPS of $0.07 to $0.27 per diluted share.

◦
On a Non-GAAP basis: gross margin of 62.0%; operating income of $478.5 million and 36.2% of net sales; net income of $357.6 million and EPS of $1.41 per diluted share. Our guidance provided on May 7, 2019 was Non-GAAP EPS of $1.26 to $1.49 per diluted share.

◦	End-market demand of $1.350 billion compared to end-market demand of $1.340 billion in the March quarter.

◦	Paid down $257.5 million of debt in the June 2019 quarter. Cumulatively paid down $1.414 billion of debt over the last four quarters.

◦	Record quarterly dividend declared of 36.60 cents per share.

CHANDLER, Arizona - August 6, 2019 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of smart, connected and secure embedded control solutions, today reported results for the three months ended June 30, 2019 as summarized in the following table:

(in millions, except per share amounts and percentages)	Three Months Ended June 30, 2019
	GAAP	% of Net Sales	Non-GAAP[1]	% of Net Sales
Net sales	$1,322.6		$1,322.6
Gross margin	$815.2	61.6%	$820.1	62.0%
Operating income	$171.6	13.0%	$478.5	36.2%
Other expense	$(131.1)		$(100.1)
Income tax (benefit) provision	$(10.2)		$20.8
Net income	$50.7	3.8%	$357.6	27.0%
Net income per diluted share	$0.20		$1.41
(1) See the "Use of Non-GAAP Financial Measures" section of this release.

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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200

Microchip Technology Reports
First Quarter Fiscal 2020
Financial Results

GAAP and Non-GAAP net sales for the first quarter of fiscal 2020 were $1.323 billion, up 9.1% from net sales of $1.213 billion in the prior year's first fiscal quarter.

GAAP net income for the first quarter of fiscal 2020 was $50.7 million, or $0.20 per diluted share, up from GAAP net income of $35.7 million, or $0.14 per diluted share, in the prior year's first fiscal quarter. For the first quarters of fiscal 2020 and fiscal 2019, GAAP net income was significantly adversely impacted by purchase accounting adjustments associated with our acquisitions.

Non-GAAP net income for the first quarter of fiscal 2020 was $357.6 million, or $1.41 per diluted share, down 11.9% from non-GAAP net income of $405.8 million, or $1.61 per diluted share, in the prior year's first fiscal quarter. For the first quarters of fiscal 2020 and fiscal 2019, our non-GAAP results exclude the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance and other restructuring costs, and legal and other general and administrative expenses associated with acquisitions including legal fees and expenses for litigation related to our Microsemi acquisition), IT security remediation costs, non-cash interest expense on our convertible debentures, losses on the settlement of debt, and gains and losses related to available-for-sale investments. For the first quarters of fiscal 2020 and fiscal 2019, our non-GAAP income tax expense is presented based on projected cash taxes for the fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act. For the first quarter of fiscal 2019, our non-GAAP results exclude the effect of our distributors increasing or decreasing their inventory holdings in order to present a measure of the end-market demand for our products. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Prior to the fourth quarter of fiscal 2019, we reported non-GAAP net sales based on end-market demand, which excluded the effect of our distributors increasing or decreasing their inventory holdings. Beginning with the fourth quarter of fiscal 2019, we changed the information included in our financial guidance and provide net sales guidance based on sell-in revenue recognition under the new GAAP standard. See the "Use of Non-GAAP Financial Measures" section of this release.

Microchip announced today that its Board of Directors has declared a record quarterly cash dividend on its common stock of 36.60 cents per share. The quarterly dividend is payable on September 4, 2019 to stockholders of record on August 21, 2019.

"Our June quarter financial results were better than we expected in spite of a challenging economic environment," said Steve Sanghi, Chief Executive Officer. "Our net sales were 0.5% below the midpoint of our May 7, 2019 guidance and were adversely impacted by the Huawei shipment restrictions that were announced after our

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Microchip Technology Reports
First Quarter Fiscal 2020
Financial Results

guidance was provided to investors. Historically, Huawei has represented between 1% and 2% of our net sales. We produced 36.2% non-GAAP operating margin and exceeded the midpoint of our non-GAAP diluted earnings per share guidance by 3.5 cents."

Mr. Sanghi added, "End-market demand, which reflects sell-through activities in the distribution channel, was $27.1 million higher than GAAP (sell-in) revenue in the June 2019 quarter, and was up 0.7% sequentially compared to the March 2019 quarter. As a result, distribution inventory days declined from 35 to 32 days. Our commentary in our February 2019 earnings conference call that the March 2019 quarter would mark the bottom of the current semiconductor cycle for Microchip on an end-market demand basis is proving to be correct."

"The end-market demand for our microcontroller business was up 1.8% and for our FPGA business was up 7% compared to the March 2019 quarter. Our FPGA business set an all-time quarterly record with almost $101 million in end-market demand. Design wins on our new, low power, mid-range PolarFire® family continued to grow strongly, and we are optimistic about this product family adding another leg to our future growth," said Ganesh Moorthy, President and Chief Operating Officer.

Mr. Moorthy added, "The integration of Microsemi with Microchip continues to progress well. Our business units and sales organization have substantially completed their integration activities. We are pleased with the synergies we have achieved since we closed the acquisition despite the weaker macro-economic environment over the past several quarters. As previously indicated, the business system and operations integrations will take the longest to complete as we execute this complex integration in phases."

Eric Bjornholt, Microchip's Chief Financial Officer, said, "We paid down $257.5 million of total debt during the June quarter, reflecting a cumulative pay down of $1.414 billion over the past four quarters, as we continued to manage our working capital requirements for the business. We will continue to use substantially all of our excess cash generation after dividends to reduce the amount of debt on our balance sheet as quickly as possible."

Mr. Sanghi concluded, "There is continued uncertainty in the economic environment, specifically as it relates to U.S. and China trade tensions. That being said, we are seeing a stabilization in our bookings activity and our backlog for the September 2019 quarter is higher than our backlog was for the June 2019 quarter at a similar point in time. Based on the multi-quarter inventory correction we have seen at distributors and end customers, we expect some growth to resume despite a very challenging business environment. We expect our net sales in the September 2019 quarter to be flat to up 4% sequentially."

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Microchip Technology Reports
First Quarter Fiscal 2020
Financial Results

Microchip's Highlights for the Quarter Ended June 30, 2019:

•
Announced the production release of a family of SiC power devices, the 700 V SiC MOSFETs and 700 V and 1200 V SiC Schottky Barrier Diodes (SBDs), offering proven ruggedness and the performance benefits of wide-bandgap technology.

•
Extended its automotive USB 2.0 Hi-Speed family with new one-port devices that offer single-port Integrated Circuits (ICs) in smaller footprint packages-optimizing a customer’s Bill of Materials (BoM) and lowering total system costs.

•	Unveiled its META-DX1 family of Ethernet Physical-Layer (PHY) devices, the industry’s first terabit-scale Ethernet PHY that enables highest-density 400 GbE and FlexE connectivity.

•
Provided a benchmark solution based on its DIGI OTN processor family that was key in enabling China Mobile to complete multi-vendor interoperability tests and deploy the world's first bandwidth-on-demand services.

•
Introduced the 24-bit MCP356x and 16-bit MCP346x delta-sigma analog-to-digital converter (ADC) families with data rates of up to 153.6 kSPS and a compact package size, improving system performance in high precision applications.

•	Released three new maXTouch® touchscreen controllers and optimization services that significantly increase Signal-to-Noise Ratio (SNR) with a new differential mutual signal acquisition method.

•	Announced four new 20-output differential clock buffers that exceed PCIe® Gen 5 jitter standards for next-generation data center applications.

•	Announced the IEEE 802.3bt-compliant PDS-408G PoE switch, a cost-effective eight-port PoE switch that provides maximum power for enterprise connected lighting applications.

•	Enhanced its TimeProvider® 4100 family adding 10 Gigabit Ethernet (GE) support and the industry's most accurate time transfer over mobile and latest generation of cable networks.

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First Quarter Fiscal 2020
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•
Collaborated with STAR-Dundee to create an evaluation platform that implements SpaceFibre technology, speeding up the development of flexible, high-speed SpaceVPX (VITA-78)-compliant data-networking systems for space applications.

•	Introduced an upgraded user experience to its MHM-2020 hydrogen maser atomic clock with a color touch panel display and secure network management port.

•
Delivered its 25 billionth MCU alongside its 30th anniversary and awarded the milestone purchase of its PIC24 MCU to long-time supplier of electro-optical products for the global automotive industry, Gentex Corporation.

•
Recognized for his commitment to the humanities and philanthropic work, Steve Sanghi, Microchip’s chairman and CEO, was conferred an honorary Doctorate of Humane Letters degree by Northern Arizona University (NAU) at the college’s spring 2019 commencement ceremony.

Second Quarter Fiscal Year 2020 Outlook:

Beginning with the fiscal quarter ending March 31, 2019, we changed the information included in our financial guidance in response to comments from and discussions with the Staff of the Securities and Exchange Commission. We are now providing net sales guidance based on sell-in revenue recognition under the new GAAP standard. We are also providing guidance and reporting non-GAAP gross margin percentage, operating expense percentage, operating profit percentages and diluted earnings per share based on sell-in GAAP revenue. We are also providing information on end-market demand so that investors will have information on the consumption in the marketplace of our products by our customers or our distributors. We do not use end-market demand for any of our non-GAAP income statement calculations. Please see "Use of End-Market Demand Metric" below for information on how we calculate end-market demand.

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. We are not able to predict whether inventory at our distributors will increase or decrease and are therefore providing a range of GAAP net sales guidance. In recent years, we have seen net inventory at our distributors increase or decrease by a significant amount in a single quarter.

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Microchip Technology Reports
First Quarter Fiscal 2020
Financial Results

Microchip Consolidated Guidance
	GAAP	Non-GAAP Adjustments	Non-GAAP[1]
Net Sales	$1.323 to $1.375 billion	-	$1.323 to $1.375 billion
Gross Margin	61.4% to 61.7%	$5.5 to $6.5 million	61.8% to 62.2%
Operating Expenses[2]	46.8% to 48.2%	$290.0 to $296.0 million	25.3% to 26.3%
Operating Income	13.2% to 14.9%	$295.5 to $302.5 million	35.5% to 36.9%
Other Expense, net	$130 to $132 million	$31 million	$99 to $101 million
Income Taxes	20% to 25%[3]	$5.7 to $11.2 million	5% to 6%[4]
Net Income	$33.0 to $58.4 million	$315.3 to $327.8 million	$348.3 to $386.2 million
Diluted Common Shares Outstanding	Approximately 254.7 to 259.4 million shares	-	Approximately 254.7 to 259.4 million shares
Earnings per Diluted Share	13 to 23 cents	$1.24 to $1.26	$1.37 to $1.49

[1]
For the quarter ending September 30, 2019, our GAAP and non-GAAP net sales guidance are the same and both reflect GAAP sell-in revenue recognition. See the "Use of Non-GAAP Financial Measures" section of this release for information regarding our non-GAAP guidance for items other than Net Sales.

[2]
We are not able to estimate the amount of Special Charges and Other, net that may be incurred during the quarter ending September 30, 2019. Therefore, our estimate of GAAP operating expenses excludes any amount that may be recognized as Special Charges and Other, net in the quarter ending September 30, 2019.

[3]	The forecast for GAAP tax expense excludes any unexpected tax events that may occur during the quarter, as these amounts cannot be forecasted.

[4]	Represents expected cash tax rate for fiscal 2020 excluding any transition tax payments associated with the Tax Cuts and Jobs Act.

•
Microchip's inventory days in the September 2019 quarter are expected to be in the range of 127 to 134 days, compared to 132 days at June 30, 2019. Our actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products and our production levels.

•
Capital expenditures for the quarter ending September 30, 2019 are expected to be about $30 million. Capital expenditures for all of fiscal 2020 are expected to be between $110 million and $130 million. We are continuing to invest in the equipment needed to support the growth of our production capabilities for fast-growing new products and technologies and to bring in-house more of the assembly and test operations that are currently outsourced.

Use of End-Market Demand Metric: End-market demand is the net dollar amount of our products, licensing revenue and other services delivered to our direct (non-distributor) customers and by our distributors to their customers. We are able to calculate end-market demand based on information that our distributors provide us about their product shipments to their customers and inventory holdings. The value of end-market demand from our distributors is calculated as the net transaction value of these shipments. We believe that our end-market

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Microchip Technology Reports
First Quarter Fiscal 2020
Financial Results

demand metric reflects true end-market demand based on when product is sold to direct customers or by our distributors to an end customer.

Under the new GAAP revenue recognition standard, we are required to recognize revenue when control of the product changes from us to a customer or distributor. We focus our sales and marketing efforts on creating demand for our products in the end markets we serve and not on moving inventory into our distribution network. Therefore, the elements of our internal performance and executive and employee compensation metrics that are based on sales and operating results are measured using the value of the end-market demand for our products. We use end-market demand for these purposes because we do not believe that the underlying value of our business benefits from increases in the value of inventory that is held in the supply chain. As many of our products are designed into customer applications with relatively long lives, such value is only realized when the end-market demand is created and the supply chain sells the inventory to the end customer. We believe the use of end-market demand is also important to investors and users of our financial statements as it reflects the final outcome of our sales activities whereas our GAAP net sales are based on estimates made earlier in (or before the end of) the process of creating and fulfilling demand is complete. We also manage our manufacturing and supply chain operations, including our distributor relationships, towards the goal of having our products available at the time and location the end customer desires. Management uses end-market demand to manage and assess the profitability of our business and when developing and monitoring our budgets and spending. Many of our investors have requested that we disclose end-market demand metric because they believe it is useful in understanding our performance as it provides better information regarding end-market demand for our products. Therefore, we believe that it is useful to investors for us to disclose end-market demand. Our determination of end-market demand metric might not be the same as similarly titled measures used by other companies.

Use of Non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance and other restructuring costs, and legal and other general and administrative expenses associated with acquisitions including legal fees and expenses for litigation related to our Microsemi acquisition), IT security remediation costs, non-cash interest expense on our convertible debentures, losses on the settlement of debt, and gains and losses on available-for-sale investments. For the first quarters of fiscal 2020 and 2019, our non-GAAP income tax expense is presented based on projected cash taxes for the fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act.

Prior to the fourth quarter of fiscal 2019, we reported non-GAAP net sales based on end-market demand, which excluded the effect of our distributors increasing or decreasing their inventory holdings. Beginning with the fourth quarter of fiscal 2019, we changed the information included in our financial guidance and provide net sales

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Microchip Technology Reports
First Quarter Fiscal 2020
Financial Results

guidance based on sell-in revenue recognition under the new GAAP standard. We also present an end-market demand metric which reflects the net dollar amount of our products, licensing revenue and other services delivered to our direct (non-distributor) customers and by our distributors to their customers. See the "Use of End-Market Demand" section of this press release.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP adjustments are either non-cash expenses, unusual or infrequent items or other expenses related to transactions. Management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP operating expenses in dollars including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP other expense, net, and non-GAAP income tax rate, which exclude the items noted above, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses these non-GAAP measures to manage and assess the profitability of our business and for compensation purposes. We also use our non-GAAP results when developing and monitoring our budgets and spending. Our determination of these non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using these non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

Generally, gross margin fluctuates over time, driven primarily by the mix of microcontrollers, mixed-signal products, analog products and memory products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; costs of wafers from foundries; inventory reserves; pricing

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Microchip Technology Reports
First Quarter Fiscal 2020
Financial Results

pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading "Supplemental Financial Information"), and repurchases or issuances of shares of our common stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the September 2019 quarter between $90 and $100 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in millions except per share amounts) (unaudited)

	Three Months Ended
	June 30,
	2019	2018

Net sales	$1,322.6	$1,212.5
Cost of sales	507.4	570.5
Gross profit	815.2	642.0

Research and development	219.1	171.9
Selling, general and administrative	167.9	164.0
Amortization of acquired intangible assets	248.5	133.7
Special charges and other, net	8.1	40.1
Operating expenses	643.6	509.7

Operating income	171.6	132.3
Losses on equity method investment	—	(0.1)
Other expense, net	(131.1)	(94.5)

Income before income taxes	40.5	37.7
Income tax (benefit) provision	(10.2)	2.0
Net income	$50.7	$35.7

Basic net income per common share	$0.21	$0.15
Diluted net income per common share	$0.20	$0.14

Basic common shares outstanding	237.8	235.2
Diluted common shares outstanding	253.9	252.2

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in millions)

ASSETS

	June 30,	March 31,
	2019	2019
	(Unaudited)
Cash and short-term investments	$437.1	$430.9
Accounts receivable, net	936.8	880.6
Inventories	733.1	711.7
Other current assets	171.5	191.6
Total current assets	2,278.5	2,214.8

Property, plant and equipment, net	963.0	996.7
Other assets	15,004.9	15,138.5
Total assets	$18,246.4	$18,350.0

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities	$1,076.9	$1,013.7
Current portion of long-term debt	1,373.9	1,360.8
Total current liabilities	2,450.8	2,374.5

Long-term debt	8,711.4	8,946.2
Long-term income tax payable	749.5	756.2
Long-term deferred tax liability	690.0	706.1
Other long-term liabilities	356.4	279.5

Stockholders' equity	5,288.3	5,287.5
Total liabilities and stockholders' equity	$18,246.4	$18,350.0

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions except per share amounts and percentages)
(unaudited)

RECONCILIATION OF GAAP NET SALES TO NON-GAAP NET SALES

	Three Months Ended
	June 30,
	2019	2018
Net sales, as reported	$1,322.6	$1,212.5
Impact of changes in distributor inventory levels	—	4.3
Non-GAAP net sales	$1,322.6	$1,216.8

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended
	June 30,
	2019	2018
Gross profit, as reported	$815.2	$642.0
Impact of changes in distributor inventory levels	—	3.4
Share-based compensation expense	4.9	3.6
Acquisition-related costs	—	0.2
Acquired inventory valuation costs	—	107.5
Non-GAAP gross profit	$820.1	$756.7
Non-GAAP gross profit percentage	62.0%	62.2%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended
	June 30,
	2019	2018
Research and development expenses, as reported	$219.1	$171.9
Share-based compensation expense	(19.5)	(14.1)
Acquisition-related costs	(0.1)	(0.3)
Non-GAAP research and development expenses	$199.5	$157.5
Non-GAAP research and development expenses as a percentage of net sales	15.1%	12.9%

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RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended
	June 30,
	2019	2018
Selling, general and administrative expenses, as reported	$167.9	$164.0
Share-based compensation expense	(16.3)	(11.7)
Acquisition-related costs	(6.5)	(26.6)
IT security remediation	(3.0)	—
Non-GAAP selling, general and administrative expenses	$142.1	$125.7
Non-GAAP selling, general and administrative expenses as a percentage of net sales	10.7%	10.3%

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three Months Ended
	June 30,
	2019	2018
Operating expenses, as reported	$643.6	$509.7
Share-based compensation expense	(35.8)	(25.8)
Acquisition-related costs	(6.6)	(26.9)
IT security remediation	(3.0)	—
Amortization of acquired intangible assets	(248.5)	(133.7)
Special charges and other, net	(8.1)	(40.1)
Non-GAAP operating expenses	$341.6	$283.2
Non-GAAP operating expenses as a percentage of net sales	25.8%	23.3%

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended
	June 30,
	2019	2018
Operating income, as reported	$171.6	$132.3
Impact of changes in distributor inventory levels	—	3.4
Share-based compensation expense	40.7	29.4
Acquisition-related costs	6.6	27.1
IT security remediation	3.0	—
Acquired inventory valuation costs	—	107.5
Amortization of acquired intangible assets	248.5	133.7
Special charges and other, net	8.1	40.1
Non-GAAP operating income	$478.5	$473.5
Non-GAAP operating income as a percentage of net sales	36.2%	38.9%

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RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended
	June 30,
	2019	2018
Other expense, net, as reported	$(131.1)	$(94.5)
Loss on settlement of debt	1.9	—
Non-cash other expense, net	29.9	36.5
(Gains) losses on available-for-sale investments	(0.8)	5.2
Non-GAAP other expense, net	$(100.1)	$(52.8)
Non-GAAP other expense, net, as a percentage of net sales	(7.6)%	(4.3)%

RECONCILIATION OF GAAP INCOME TAX (BENEFIT) PROVISION TO NON-GAAP INCOME TAX PROVISION

	Three Months Ended
	June 30,
	2019	2018
Income tax (benefit) provision, as reported	$(10.2)	$2.0
Income tax rate, as reported	(25.2)%	5.3%
Other non-GAAP tax adjustment	31.0	12.8
Non-GAAP income tax provision	$20.8	$14.8
Non-GAAP income tax rate	5.5%	3.5%

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RECONCILIATION OF GAAP NET INCOME AND GAAP DILUTED NET INCOME PER COMMON SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER COMMON SHARE

	Three Months Ended
	June 30,
	2019	2018
Net income, as reported	$50.7	$35.7
Impact of changes in distributor inventory levels	—	3.4
Share-based compensation expense	40.7	29.4
Acquisition-related costs	6.6	27.1
IT security remediation	3.0	—
Acquired inventory valuation costs	—	107.5
Amortization of acquired intangible assets	248.5	133.7
Special charges and other, net	8.1	40.1
Loss on settlement of debt	1.9	—
Non-cash other expense, net	29.9	36.5
(Gains) losses on available-for-sale investments	(0.8)	5.2
Other non-GAAP tax adjustment	(31.0)	(12.8)
Non-GAAP net income	$357.6	$405.8
Non-GAAP net income as a percentage of net sales	27.0%	33.3%
GAAP net income as a percentage of net sales	3.8%	2.9%
Diluted net income per common share, as reported	$0.20	$0.14
Non-GAAP diluted net income per common share	$1.41	$1.61
Diluted common shares outstanding, as reported	253.9	252.2
Diluted common shares outstanding non-GAAP	253.9	252.2

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Microchip Technology Reports
First Quarter Fiscal 2020
Financial Results

Microchip will host a conference call today, August 6, 2019 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until August 20, 2019.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) on August 6, 2019 and will remain available until 5:00 p.m. (Eastern Time) on August 20, 2019. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 3503269.

Cautionary Statement:

The statements in this release relating to the March 2019 quarter marking the bottom of the current semiconductor cycle for Microchip on an end-market demand basis proving to be correct, being optimistic about the PolarFire® product family adding another leg to our future growth, that the integration of Microsemi with Microchip continues to progress well, being pleased with the synergies we have achieved since we closed the acquisition, that the business system and operations integrations will take the longest to complete as we execute this complex integration in phases, that we will continue to use substantially all of our excess cash generation after dividends to reduce the amount of debt on our balance sheet as quickly as possible, continued uncertainty in the economic environment, seeing a stabilization in our bookings activity, that we expect some growth to resume despite a very challenging business environment, that we expect our net sales in the September 2019 quarter to be flat to up 4% sequentially, our second quarter fiscal 2020 guidance for GAAP and non-GAAP net sales, gross margin, operating expenses, operating income, other expense, net, income taxes, net income, diluted common shares outstanding, earnings per diluted share, inventory days in the September 2019 quarter expected to be in the range of 127 to 134 days, capital expenditures for the September 2019 quarter and for all of fiscal 2020, continuing to invest to support the growth of our production capabilities for fast-growing new products and technologies and to bring in-house more of the assembly and test operations that are currently outsourced, our belief that our end-market demand metric reflects true end-market demand based on when product is sold to direct customers or by our distributors to an end customer and our assumed average stock price in the September 2019 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any continued economic uncertainty due to monetary policy, political, trade or other issues in the U.S. or internationally, any unexpected fluctuations or weakness in the U.S. and global economies (including China), changes in demand or market acceptance of our products and the products of our customers; our ability to successfully integrate the operations and employees, retain key employees and customers and otherwise realize the expected synergies and benefits of our acquisitions (including our acquisition of Microsemi Corporation); the impact of current and future changes in U.S. corporate tax laws (including the Tax Cuts and Jobs Act of 2017), foreign currency effects on our

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Microchip Technology Reports
First Quarter Fiscal 2020
Financial Results

business; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively manage and expand our production levels; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; changes or fluctuations in customer order patterns and seasonality; the impact of any future significant acquisitions that we may make; our ability to obtain a sufficient supply of wafers from third party wafer foundries and the cost of such wafers, the costs and outcome of any current or future litigation or other matters involving our Microsemi acquisition, the Microsemi business, intellectual property, customers, or other issues; the costs and outcome of any current or future tax audit or investigation regarding our business or the business of Microsemi, our actual average stock price in the September 2019 quarter and the impact such price will have on our share count; fluctuations in our stock price and trading volume which could impact the number of shares we acquire under our share repurchase program and the timing of such repurchases; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this August 6, 2019 press release, or to reflect the occurrence of unanticipated events.

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Microchip Technology Reports
First Quarter Fiscal 2020
Financial Results

About Microchip:

Microchip Technology Incorporated is a leading provider of smart, connected and secure embedded control solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, the Microchip logo, PolarFire, PCIe, MaXTouch and TimeProvider are registered trademarks of Microchip Technology Inc. in the USA and other countries. All other trademarks mentioned herein are the property of their respective companies.

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